UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 ____________________

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER PURSUANT TO RULE 13a-16 OR 15d-16

UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of January 2026

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Commission File Number: _________

KHEOBA Limited

(Translation of registrant’s name into English)

60 Kaki Bukit PI
09-12 Eunos Techpark
Singapore 415979 +65 8805 3151

(Address of principal executive office)

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Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F:

Form 20-F ☒ Form 40-F ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1): ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1): ☐

EXPLANATORY NOTE

This Form 6-K is furnished by KHEOBA Limited (the “Company”) to the U.S. Securities and Exchange Commission (the “SEC”) pursuant to Rule 12g-3(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as notice that the Company is the successor issuer to KHEOBA CORP. (“KHEOBA Nevada”) under Rule 12g-3(a) of the Exchange Act.

Effective January 12, 2026, the Company completed a merger in accordance with the Agreement and Plan of Merger and Reorganization dated August 17, 2025 (the “Merger Agreement”), by and among the Company, KHEOBA Nevada, and the Company’s wholly-owned subsidiary, KHOB Merge Sub Limited, a British Virgin Islands company (“Merger Sub”), pursuant to which KHEOBA Nevada merged with and into Merger Sub (the “Redomicile Merger”), with Merger Sub continuing as the surviving entity and a wholly-owned subsidiary of the Company. At the effective time of the Redomicile Merger, each outstanding share of KHEOBA Nevada’s common stock, par value $0.001 per share (the “Common Stock”), was converted into the right to receive one Class A ordinary share of the Company (the “Class A Ordinary Shares”).

Prior to the Redomicile Merger, the Common Stock was registered pursuant to Section 12(g) of the Exchange Act. Upon effectiveness of the Redomicile Merger, the Ordinary Shares were deemed registered under Section 12(g) of the Exchange Act, with the Company deemed to be a successor issuer to KHEOBA Nevada pursuant to Rule 12g-3(a) of the Exchange Act. The Class A Ordinary Shares issued in connection with the Redomicile Merger were registered under the Securities Act of 1933, as amended, pursuant to the Company’s registration statement on Form F-4 (File No. 333-290102) filed with the SEC and declared effective on December 11, 2025.

The Class A Ordinary Shares have been approved for quotation on the OTCQB tier of the OTC Markets Group under the trading symbol “KHOBF”.

In consequence of the Redomicile Merger, KHEOBA Nevada expects to file a Form 15 with the SEC to terminate the registration of the Common Stock under the Exchange Act and to suspend its reporting obligations with respect to the Common Stock under the Exchange Act.

The Company is organized under the laws of British Virgin Islands. Assuming post-closing issuance of the Class A Ordinary Shares of the Company to the former KHEOBA Nevada shareholders in accordance with the terms of the reincorporation merger, 74% of its outstanding ordinary shares are owned by citizens of Malaysia.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 15, 2026

KHEOBA Limited

By:	/s/ Tien Seng Tong
Name:	Tien Seng Tong
Title:	Director

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